Exhibit 10.4
First Amendment
Effective February 12, 2008, this First Amendment to the Employment Agreement dated February 16, 2006 between GTSI Corp. and Jim Leto (the “Agreement”), amends the Agreement as follows:
1. Section 5(b), add the following sentence to the end of the section:
“GTSI will provide the Employee with an annual car allowance of $15,000 which will be applied to the purchase or lease of a vehicle; and such reimbursement may include additional payments equal to the estimated federal, state and local income and employment taxes on this benefit.”
2. Section 5(c), change to read:
“GTSI will reimburse you, up to $50,000 for a long-term extended stay residence in the Northern Virginia area; and such reimbursement may include additional payments equal to the estimated federal, state and local income and employment taxes on this benefit.”
3. All other Agreement terms and conditions remain unchanged.
The parties below have duly executed this First Amendment effective as of the date first above-written.

GTSI Corp.	James Leto

By:	Signature:

Bridget Atkinson
VP, Human Resources